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                                                                    Exhibit 23.1


               CONSENT OF ARTHUR ANDERSEN, LLP, INDEPENDENT AUDITORS



As independent public accountants, we hereby consent to the incorporation of our report in this Form 10-K into The Immune Response Corporation's previously filed Registration Statements on Form S-8 pertaining to the 1989 Stock Plan, the Amended and Restated 1990 Directors' Stock Plan and the Special Nonstatutory Stock Option Agreement of The Immune Response Corporation.

                                                       Arthur Andersen, LLP



San Diego, California
March 24, 1998